UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 22, 2006

iVOW, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11455 El Camino Real, Suite 140, San Diego, California 92130

(Address of principal executive offices, with zip code)

(858) 703-2820

(Registrant’s telephone number, including area code)

2101 Faraday Avenue, Carlsbad, California 92008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

Item 3.02.              Unregistered Sales of Equity Securities

On February 22, 2006, iVow, Inc. (the “Company”) accepted subscription agreements from accredited investors and completed a private placement of the Company’s common stock and warrants with these investors.  In the private placement, the Company sold 290,000 Units at a purchase price of $3.19 per Unit.  Each Unit consists of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock. The warrants have an exercise price of $3.19 per share and have a five-year term.

The private placement resulted in gross proceeds of $925,100.  The Company intends to use the net proceeds from the private placement and from the exercise of the warrants, if any, for working capital and general corporate purposes.

The Company has agreed to file a registration statement covering the shares of common stock and the common stock underlying the warrants sold in the private placement on or before April 8, 2006.

Dawson James Securities, Inc. acted as the sole placement agent for the Company in connection with the private placement.  Dawson James received a selling commission equal to 8% of the gross proceeds ($74,088), along with an expense allotment of $25,000.  Dawson James also received a warrant to purchase 23,200 Units at a purchase price of $0.001 per Unit.  This warrant has an exercise price of $3.19 per Unit and has a five-year term.

The issuance and sale of the common stock and warrants pursuant in the private placement were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act.  Each of the warrants and the certificates representing shares of the Company’s common stock issued in the private placement contain restrictive legends preventing the sale, transfer or other disposition of such shares and warrants, unless registered under the Securities Act.

A press release describing the private placement was issued on February 23, 2006 and is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                           Exhibits

The following exhibit is filed with this current report:

Exhibit No.	Description
99.1	Press Release, dated February 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: February 23, 2006	By:	/s/ MICHAEL H. OWENS
Michael H. Owens, M.D.
Chief Executive Officer